Exhibit 99.2

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EDITED TRANSCRIPT

Q2 2025 VOXX International Corp Earnings Call

EVENT DATE/TIME: October 11, 2024 / 2:00PM UTC

An LSEG Business

October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

CORPORATE PARTICIPANTS

•
Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director
•
Loriann Shelton VOXX International Corp - Chief Financial Officer, Chief Operating Officer, Senior Vice President

CONFERENCE CALL PARTICIPANTS

•
Operator
•
Glenn Wiener GW Communications - Investor Relations
•
Bruce Olephant Oppenheimer - Analyst

PRESENTATION

Operator

Welcome to the fiscal 2025 second-quarter results conference call. (Operator Instructions) Please be advised that today's conference is being recorded.

I would now like to hand the conference over to your speaker today, Glenn Wiener of Investor Relations. Your line is open.

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Glenn Wiener GW Communications - Investor Relations

Thank you very much, and good morning. Welcome to VOXX International's fiscal 2025 second-quarter results conference call. Yesterday, we filed our Form 10-Q and issued our press release, both documents of which can be found in the Investor Relations section of our website at www.voxxintl.com.

I'm joined today by Pat Lavelle, Chief Executive Officer; and Loriann Shelton, Chief Financial Officer and our Chief Operating Officer. They will be leading today's call with prepared remarks, after which we will open up the call for questions. There has been a lot of activity over the past quarter, and we certainly welcome questions on today's call. Alternatively, you can reach my office at any time should you like to follow up offline.

And as for our customary Safe Harbor statement and disclaimer, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I'd like to point you to the risk factors associated with our business which are detailed in our Form 10-K for the period ended February 29, 2024.

With that, it is now my pleasure to turn the call over to Pat Lavelle. Pat?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

Thank you, Glenn, and good morning, everyone. There have been several very important milestones since we reported our Q1 results in May. And before I go into the quarterly financials and business outlook, I thought it'd be best to spend some time talking about our strategy and how these events tied to it. Further, as I run through our business segments, I'll highlight many of the actions

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

we've taken as well as programs underway and upcoming that collectively should get VOXX back into a stronger, more profitable company and one that is more highly valued.

When we entered fiscal 2024, we were sitting with over $73 million in total debt. This followed the adverse Seaguard ruling, which added $42 million in debt, which was already too high given contributing losses at that time. So we set out to accomplish two things. The first was to pay down our debt as fast as we could as this would lower our interest payments and increase our available borrowings. It would also give us the financial flexibility we had historically enjoyed given our past low debt leverage ratios.

And number two, do the hard but necessary things, necessary to both restructure and rightsize our business based on anticipated sales in the coming year. To do this, we had to realign around what our business would be given strategic divestitures that were in play. We've made significant progress on both fronts since year-end with more to come, which brings me to number three, the strategic alternative process. During the quarter, we entered into a strategic process to quickly improve our balance sheet and get VOXX back to profitability, exploring everything that may be out there, whether it be brand sales, other asset sales, group and our business sales, joint ventures and partnerships, and even the possibility of selling the company.

We continue to receive interest for our brands and businesses, so we have a pretty good sense for the value we can command from them. The process now is designed to expand the universe of interested parties and really look at the best path forward to leverage our strengths to monetize noncore assets and build out a more profitable and valuable business for our shareholders.

Thus, we will continue to speak with interested parties for parts of our business as well as those that may be interested in VOXX in its entirety such as Gentex. Frankly, we would have preferred to wait until sometime in fiscal 2025, when we believe we'll be in a better financial position, having paid down our debt, realign the business, and hopefully present a more profitable business, generating cash flow and earnings and commanding a higher valuation in the open markets.

To this end, during this quarter, we sold our domestic accessory business, which was underperforming. We sold off two noncore brands in our premium audio portfolio, and we sold our Florida real estate with the OEM manufacturing transition to Mexico now complete -- the Florida facility is not needed. This provided us with $48 million in gross proceeds, which we used to pay down debt.

In addition, we completed initial restructuring programs generating targeted improvements. We moved through heavy inventory loads across our business lines. Our inventory, which was sitting at over $128 million came down approximately $15 million since then, allowing us to pay down debt and to operate under more normal working capital environments.

We moved further along in our ERP implementation, which, long term, will greatly enhance efficiencies and lead to significant cost savings. And we altered a lot of the processes and our structure at VOXX, changing with the future state in mind. We're setting up our foundation to operate on a lower fixed cost basis moving forward so that we can support our growth in the future. And I believe when complete, we will be able to scale sales without adding much incremental cost. Loriann will talk about our restructuring and balance sheet in her remarks, so I'll move on.

But again, paying down our debt was critical and was our number one priority. And to that end, we paid down over $50 million in total debt since year end, and we did this without impacting operations. Collectively, we removed about $49 million in predominantly lower-margin sales based on fiscal '24 figures. And lastly, I'm especially pleased to report that our total debt as of October 9, stood at under $20 million and our net debt under $15 million, which is now essentially made up of just working capital debt. So I would say we achieved our first goal and on time.

So let's move on to the results and our outlook, starting with automotive. Through the first half of fiscal '25, our automotive business is down considerably, and we both expected and planned for it. A few comments on history and strategy. So some of our newer investors have more insight into why our results were down and why our outlook should be better as we move forward.

Prior to COVID, our automotive group was on the upswing. We had the number one market position in rear seat entertainment and remote starts and a stable and profitable business. With our Amazon deal to bring Fire TV into the car, our prospects got even better as this was an industry first, and we had hundreds of millions of dollars in new long-term rear seat awards. We were also getting new contracts out of our more recently acquired OEM operation, VSM, and we were working on some very exciting integrated projects with partners.

And then COVID hit, and the automotive market over the past four years has still not fully recovered. That's the reality of the past. We constantly were taking actions to offset higher prices, product and component shortages, shipment delays, retailer issues, interest rates, and more.

We had various component price increases from vendors, especially in chips, and renegotiated contracts. But at the end of the day, we had to change in order to stop the declines and turn this once consistently profitable business back into a cash-generating entity.

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

During the first half of fiscal '25, our automotive segments were at 26.8% dip in sales and an 80-basis-point increase in gross margin but lost $3.6 million on a pretax basis.

Now the second half should improve, but still, there are a lot of obstacles we must deal with daily and overcome to ensure we get back to profitability. We have been managing the global supply chain very well. That's one area the team continues to excel at, in my opinion, have done an excellent job this past year given everything that has been thrown at us. Past price increases from vendors should be more normalized as newer programs kick off, and we have several plans in the second half and into fiscal '26 and beyond.

With our OEM manufacturing transitioning to Mexico, and the significantly lower cost to produce and lower cost of labor, coupled with more consistent OEM production, which will improve absorption, gross margins should improve. We will continue to pressure existing customers to modify pricing so that it makes sense to continue our programs with them. This may impact topline revenue. However, we must ensure all programs remain profitable.

Coupled with the fact that we have several new programs coming online for heavy-duty trucks and vehicles which are smaller in nature than the car manufacturers, but these are long-term profitable contracts. And we have several for remote start and security products as well. For example, in Q4, Ford will be launching a new rear seat entertainment system for the Navigator and the Expedition. And we will continue to grow our security program with Ford as well as we have been awarded new vehicles for the Middle East market.

Nissan has kicked off their lighting program that we've talked about previously. The US Postal Service program, which I've discussed is scheduled for a full launch in fiscal 2026. It's a multiyear contract that is expected to ramp considerably next year and over the next several years thereafter.

We have had some new OEM products and integrated systems that are also expected to open up new channels. For example, we currently supply our phone-as-a-key product for the overroad UPS tractor trailers. And we are in tests with a number of fleets that, if awarded, could generate substantial new business in this area. Aftermarket is where we've been hit hard, and it's pretty much related to lower car sales and a weak consumer and retail environment caused by inflation and high interest.

We have managed the inventory very closely. And as a result, we're entering the stronger part of the year with a much better inventory position. As for our consumer, our consumer business -- within consumer, we sold domestic accessories during the quarter for $25 million, while still maintaining our European operation, VOXX Germany. Between Oehlbach and Schwaiger, we do over $30 million in sales, and the business has been historically profitable. The big growth driver for our international accessory business last year was the new solar power balcony product that was introduced.

But due to the overwhelming popularity of this program, a number of competitors have entered the market just as the German and Austrian economy, the largest market for our accessory group has gone into recession. We expect the market to normalize as the glut of competitors lessen or exit the market all together. Schwaiger is the leading accessory company supplying the do-it-yourself market in Germany and Austria. They have great market position, and they anticipate sales will rebound as we move into next fiscal 2026.

The bulk of this segment is premium audio. And here is where we have the greatest optimism for near-term value creation from an operations and a cash flow perspective. Similar to the automotive segment, COVID had a big impact on our business, but in different ways. We saw two very strong years of sales and profitability as consumers were purchasing more stay-at-home products as they were locked in their homes.

The following two years, we saw our industry sales drop just as quickly due to them leaving their homes and doing more experiential vacations and dining out as well as the fact that the normal buying patterns, the normal buying cycles, were interrupted.

Consumers who typically purchase a speaker, a home theater system every three to five years and purchased products all at once during COVID when they were at home, no longer were in the cycle for the following years. Thus, it created market imbalance. Couple this with the fact that we had supply chain and retailer issues, high interest rates and inflation and more, it became a challenging two years.

While our sales are down just $2.5 million year to date, newer products have been selling strong and higher-margin products up as well. We are seeing increases in our new sound bar business. We have made significant strides in new audio categories like our Bluetooth Music City series and with our new party speakers coming to market later this year.

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

We expect our top line revenue to be essentially in line with last year, but we do expect it to be a year of significantly improved profitability with growth around the corner. Through the first six months of the fiscal year, despite over $21 million decline in total consumer segment sales, we generated pretax income of $4.6 million compared to a loss of $7 million in fiscal 2024.

We're expecting a stronger second half for premium audio as well, both sales and profitability, and we maintain a smaller international accessory business with significant growth potential, but there are very high comparables based on the strong launches in the prior year and the competition I just spoke about. I'm not going to rehash all of the products for Klipsch, but know this, we invested in R&D. We combine part of Onkyo's R&D with Klipsch's bringing the best in design and electronics and acoustics together, and I'm really looking forward to some of the new products that consumers will see starting in the second half of this year and moving into calendar years '25 and '26, and will be across home audio, electronics, lifestyle audio, gaming, and more.

To put it all together and who we are today, VOXX is an automotive business that should be stable and have a lower cost structure and working capital needs. A consumer business made up predominantly of strong Premium Audio brands that can grow modestly but still generate significantly higher profits. And we are a holder of two equity investments, one in BioCenturion LLC, our biometrics business, and the other is in ASA Electronics LLC, our long-standing joint venture that historically has been profitable, has great upside, and significant value.

We've done a lot of heavy lifting, and we have more ahead to get where we need to be, but we believe we are on the right track, knowing we have taken care of debt with improved operations, and we maintain or have grown market share.

And at this point, I'd like to turn the call over to Laurie, and then we'll open it for questions. Loriann?

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Loriann Shelton VOXX International Corp - Chief Financial Officer, Chief Operating Officer, Senior Vice President

Thank you, Pat, and good morning to all of those joining us today. Pat talked to the first half of the year, and I'll provide a brief recap of the quarter. Rather than reading through all of the financials, I'll spend the time talking more about the restructuring and what we've accomplished. Our ERP conversion, what it means for us and where we are now. And lastly, our balance sheet with brief discussions around each transaction future working capital needs, our capital structure. Then we'll open up the call for questions.

I'll start with our fiscal second-quarter financial comparisons for the periods ending August 31, 2024, and August 31, 2023. We reported Q2 sales of $92.5 million, which were down $21.2 million or 18.6%. Our automotive business declined by $9 million with $5.2 million of the decline related to OEM and the remainder to other automotive electronic products. The biggest OEM shortfall was in rear seat entertainment due to lower volumes.

The consumer segment sales were down $12 million with premium audio down $3.3 million and other CE product sales down $8.7 million. The decline in premium audio relates to the fact that last fiscal year included roughly $2.7 million in higher closed out promotion sales and general softness in the global audio market.

We did, however, get a nice sales pickup from the new product lines Pat discussed. Several lines were down while others were up, and we expect more of the same market continues to transition. We also believe that profitability will be enhanced due to the higher margin structure of the new line. The decline in other CE product can be paid to lower year-over-year sales volumes of solar power products in Germany, which were down $8.2 million as we had high load-ins in the prior year period.

Fiscal 2025 Q2 gross margins were 24.5% were down 70 basis points. Automotive segment margins declined 70 basis points, primarily due to product mix and sales declines in higher-margin categories as well as inventory obsolescence. Consumer margins were down 40 basis points, primarily due to the sales declines in Europe and Asia. Margins should be favorably impacted by product mix in the periods, especially when newer products coming to the market.

As for expenses, so the changes we've implemented to date, our operating expenses are lower by $5.3 million or 14.3% when comparing the second quarter. We brought down headcount through restructuring. We lowered executive compensation expenses. We removed EyeLock salaries through the BioCenturion joint venture, and we actively managed all the expenditures of cash, whether internal or external. Pat has said this before, we're placing more emphasis on the value creation of our spend as we look to rightsize and ultimately grow, irrespective of any potential transaction that may occur.

One of my responsibilities to strategy and insurance programs get implemented the right way while maintaining financial discipline throughout. If our business will more normalize, I believe the investors to see the benefits of our efforts in a more meaningful way.

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

With that said, if things hold and we meet our sales plan for the full year, the actions we've taken to position VOXX for profitability by the end of the year.

I'd like to now discuss restructuring and ERP integration we have been undertaking. With respect to the restructuring, all of the actions we identified to enact at the beginning of the year have been completed. We have implemented all and have achieved the targeted efficiency, not the full saving. That is because we are maintaining the overhead necessary to support the domestic accessories business that we sold in Q2, which, again, we are being reimbursed for.

When the operating agreement terminates, our overhead will be reduced further. I also believe that as our sales grow in the second half of this year and comparatively year over year as we move into fiscal '26 investors will see additional benefits from our restructuring as we should have a more concentrated fixed cost structure.

In the interim, we're going to remain vigilant in our capital allocation plans and look to either save or reinvest depending on what the situation calls for. The Oracle Fusion implementation is the biggest project underway throughout the organization. This has needed investment in our systems that will cause capital to start but generate a substantial ROI over time, both operationally and financially.

We are in the process of designing the right system after extensive upfront research and analysis. After the design work, we will move into testing, validation, and rework if needed. We want to ensure we have the most efficient technology tools based on our needs. There has been an immense focus on data, aggregation, analytics, and sharing of that data with everything geared to make faster, smarter business decisions.

The system is heavily geared to support our business operations, and thus, there is a strong focus on distribution and logistics modules. We'll be testing the system for quite some time, integrating data from all points of sale and then using it in our budgeting and forecasting process, fully automating all forecasting systems both financial and procurement. Our ERP integration is about automating processes and having the right tools to use to gather intelligence to further educate our decision-making. I, for one, after running finance and operations for a very long time, am taking on this project with excitement and care as I just know how much it can help us.

Lastly, our balance sheet. Let me quickly walk you through the numbers and our expected use of capital. First, we exited fiscal 2024 with $73.3 million in debt and our Q2 report yesterday, our total debt position as of August 31 stood at $55.2 million. Using cash from the transaction, post quarter end, we paid down the Florida mortgage debt in full, we paid down our revolving credit facility further, reducing our total debt to a little over $18 million as of yesterday, which includes our $3.9 million shareholder note. Taking into consideration our cash position, our net debt stood at $13.6 million.

As we are now in our third quarter, our busiest selling season, we will be drawing on our revolver to fund inventory needs. Thus, our debt will increase again, and then we start cashing up toward the end of the fourth quarter and into first quarter. Our balance sheet is in good shape, and we are making progress internally.

I'd like to thank you all today for listening in. And operator, we are now ready for questions.

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QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Bruce Olephant, Oppenheimer.

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Bruce Olephant Oppenheimer - Analyst

VOXX purchased Klipsch for $166 million in March 2011, can we make the assumption that 11 years later that Klipsch is worth more than that purchase price?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

Can we? I would say, yes, because adding to the Klipsch valuation is the Onkyo valuation that we acquired back in 2021. They are a much stronger company today technologically because of the combination of Onkyo's electronics experience and Klipsch's acoustic experience, and we think that is going to be a big driver for us as we move forward.

When we look at the passive loud speaker today, it is morphing into powered speakers or active speakers, where actually the electronics of pushing the sound through the speakers inside the speaker. And the addition of a very, very strong Onkyo Electronics team is allowing us to develop products that we think are going to be most important as we look into the future, Bluetooth, broadcast Bluetooth, and and a number of different products that we will be able to integrate better into our speakers because of our experience with the Onkyo team.

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Bruce Olephant Oppenheimer - Analyst

Is Klipsch up for sale?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

We are in a process, and that process is to determine the value of the company. And there will be, in my estimation, offers for the entire company, which you've seen with the Gentex offer. And we believe that there will be offers for the entire company, additional offers for the entire company, and there will be offers for some of the parts.

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Bruce Olephant Oppenheimer - Analyst

Are we currently doing any business with Gentex?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

Yeah. We do a little business with Gentex. We supply the automotive aftermarket with Gentex mirrors.

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Bruce Olephant Oppenheimer - Analyst

So we can -- so actually, for the future, we plan to probably do more business with Gentex?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

That's our hope. Gentex is a very strong company. They've got great technology. And we think our distribution network, especially into the aftermarket, reaches much further than anything that they may have in distribution. So I see that as a positive.

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Bruce Olephant Oppenheimer - Analyst

And the other question I have here, what would be the common book value? Would it be around $11 a share now?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

That -- I would say, yes, Lori, if you have any -- I mean we've got about 23 million shares out. And when we look at the value of what we believe between the different operations we have, the real estate that we own, it supports a -- is the valuation there higher?

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Loriann Shelton VOXX International Corp - Chief Financial Officer, Chief Operating Officer, Senior Vice President

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

I think that's a conservative number, Pat. $11.

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Bruce Olephant Oppenheimer - Analyst

What do you think it is right now? What do you think it is?

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Loriann Shelton VOXX International Corp - Chief Financial Officer, Chief Operating Officer, Senior Vice President

Well, what we think it is and what the market thinks it is may be two different things. But I think the company with its future prospects, stuff, I think you could warrant that type of number.

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Bruce Olephant Oppenheimer - Analyst

Okay. And also, can we make the assumption that being that history says that third quarter is our strongest quarter, can we make the assumption that VOXX will have a profitable third quarter and finish the year profitable?

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

We are looking at what the second half is projected to be based on all the information we get from customers at this time of the year. Promotions that we know will have started. The biggest thing that what we're looking at now is if the economy continues to slow, it may impact some of those projections.

But normally, our second half, especially the third quarter, is a profitable one. And we believe that if we can hit the numbers that we are projecting that we would be profitable for the year.

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Bruce Olephant Oppenheimer - Analyst

Great. And I'm glad to see the great progress that the company has made, and I look for continued success.

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Operator

(Operator Instructions) I would now like to hand the call back to Pat for closing remarks.

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Patrick Lavelle VOXX International Corp - Chief Executive Officer, Director

Well, thank you. If there are no further questions, I want to thank you for your interest in VOXX. It has been a couple of challenging years, but I think we are starting to move forward with the plans that would bring this company back to profitability. So once again, thank you for joining and have a good rest of the day.

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Operator

And this concludes today's conference call. Thank you for participating. You may now disconnect.

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October 11, 2024 / 2:00PM UTC, Q2 2025 VOXX International Corp Earnings Call

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